UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

MEEMEE MEDIA INC.
(Formerly EnDev Holdings Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Lombard Street, Suite 700, Toronto, Ontario, Canada, M5C 2X3
(Address of Principal Executive Offices)

(416) 941-9069
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ira Rubenstein as Director & Chief Executive Officer

On June 10, 2013, the Board of Directors (the “Board”) of MeeMee Media Inc. (the “Company”) appointed Ira Rubenstein, age 49 to the Board, to hold office until the next Annual Meeting and until his successor is elected and qualified.   Furthermore on June 10, 2013, Martin Doane notified the Board that he would resign as Chief Executive Officer of the Company.  The resignation became effective immediately.  To fill the vacancy left by Mr. Doane’s resignation, the Board appointed Ira Rubenstein to the position of Chief Executive Officer.  Mr. Rubenstein is expected to assume his position immediately and serve in this capacity until such time as his successor shall be duly appointed and qualified or until his resignation or removal.

Mr. Rubenstein brings to the Company more than 15 years of devising and launching game-changing digital and new media strategies for large media corporations as well as smaller entrepreneurial businesses.  From May 2011 through May 2013 he was the Executive Vice President of Digital Marketing with 20th Century Fox; a Theatrical films/Entertainment company.  While employed with 20th Century Fox, Mr. Rubenstein managed all digital marketing including web site design and development, social media strategy and execution, and development/distribution of mobile, apps, games and digital videos.  He established innovative digital marketing organization that has produced multiple groundbreaking programs and partnerships, and driven unprecedented online exposure for major motion pictures such as Avatar, Prometheus, Chronicle, Rise of the Planet of the Apes and  XMen First Class.  From April 2008 to May 2011 he worked for Marvel Entertainment/ The Walt Disney Company as the Executive Vice President of Global Digital Media Group.  During his employment with Marvel/The Walt Disney Company he was responsible for all digital marketing strategy and execution for Marvel including:  mobile, games, digital publishing, web site, and social media. Mr. Rubenstein is not expected to be appointed to one or more committees of the board at future meetings.

In connection with his appointment as Chief Executive Officer, the Company entered into an Employment Agreement with Ira Rubenstein.  The Employment Agreement provides for, among other things, an employment term commencing May 23, 2013 and shall continue from year to year thereafter until his employment or the Employment Agreement is terminated.  Mr. Rubenstein is entitled to receive an annual base salary of $475,000, payable monthly in arrears.  Mr. Rubenstein will also be entitled to an annual bonus of up to 100% of his base salary which will be paid in January of the year following the applicable bonus year, as well as certain benefits generally provided to senior employees of the Company.  There are no family relationships between Mr. Rubenstein any director or executive officer of the Company, and there are no related party transactions between Mr. Rubenstein and the Company reportable under Item 404(a) of SEC Regulation S-K.

Management Services Agreement with Martin Doane; President & Chairman

On June 10, 2013, the Company entered into a Management Services Agreement (the “Agreement”) to compensate Mr. Doane for executive management services rendered to the Company.  The Agreement provides for a term of employment beginning May 1, 2013 and shall continue from year to year thereafter until his employment or the Agreement is terminated.  Mr. Doane will receive an annual base salary of $360,000, payable monthly in arrears and will also be entitled to an annual bonus of up to 150% of his base salary which will be paid in January of the year following the applicable bonus year.  He will also be entitled to receive certain benefits generally provided to senior employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

June 11, 2013

_/s/Martin Doane_________
Martin Doane
Director